UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2017

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia		22182
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary and Annual Cash Bonus Target Determinations for Chief Financial Officer and Chief Technology Officer

On March 20, 2017, the Chief Executive Officer (the “CEO”) of MicroStrategy Incorporated (the “Company”) approved increases to the annual salaries of Phong Q. Le, the Company’s Senior Executive Vice President & Chief Financial Officer, and Timothy E. Lang, the Company’s Senior Executive Vice President & Chief Technology Officer, resulting in annual salaries of $600,000 for Mr. Le and $450,000 for Mr. Lang. These increases are effective April 1, 2017.

Also on March 20, 2017, the CEO established annual cash bonus targets of $500,000 for Mr. Le and $450,000 for Mr. Lang. Any award pursuant to the foregoing cash bonus targets will be determined by the CEO annually based on the CEO’s subjective evaluation of each of Messrs. Le and Lang’s performance in the context of general economic and industry conditions and Company performance during the applicable year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017	MicroStrategy Incorporated (Registrant)

	By:	/s/ Phong Le
	Name:	Phong Le
	Title:	Senior Executive Vice President & Chief Financial Officer